SUBLEASE AND OCCUPANCY AGREEMENT

This Sublease and Occupancy Agreement (this "Sublease") is effective as of the 1st day of September 2006 by and between **ONE WORLD SCIENCE, INC.**, a California corporation ("**OWS**"), and **NATURADE, INC.**, a Delaware corporation ("**NATURADE**").

WHEREAS, Pursuant to a Sublease & Occupancy Agreement between Window Rock Enterprises, Inc. ("Window Rock") and OWS, dated September 1, 2006, OWS subleases certain office space located at 601 Valencia Avenue, Brea, California 92823 (the "Master Premises"), a description of the Master Premises is described in Exhibit "A" attached hereto and incorporated herein by reference, pursuant to the First and Second Amendment to the Sublease Agreement between PMC and Invensys Systems, Inc., dated December 1, 2003 (the "Master Sublease"). Window Rock is a subtenant of PMC pursuant to a Sublease & Occupancy Agreement, dated September 20, 2004; and,

WHEREAS, the parties desire to establish an arrangement whereby NATURADE will occupy and use for the transacting of its business certain office space and common areas (the "Premises") within and upon the Master Sublease premises.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed by and between the parties hereto as follows.

ARTICLE I - DUTIES

Section 1.01 During the term of this Sublease, OWS will sublease to NATURADE approximately 9,000 square feet of office space generally located within the common area of OWS' Premises, including parking facilities, and access to the common areas of Landlord under the Master Sublease, and suitable to NATURADE for the conduct of its business.

Section 1.02 OWS will provide NATURADE reasonable access to areas of convenience located at the Premises, including but not limited to the cafeteria, rest rooms, conference rooms and file storage areas.

Section 1.03 OWS will provide NATURADE with access to Sublandlord's common areas within the Master Premises to which OWS has access.

Section 1.04 OWS will provide NATURADE with the same SERVICES it receives from the Sublandlord pursuant to the Master Sublease and those SERVICES for the general operation of the Master Premises, including, but not limited to, the following: electricity (commensurate with the electrical system and wiring within the Premises for lights and other usual and ordinary office purposes); heat and air conditioning; daily janitorial SERVICES (in the kitchen, rest rooms, office areas, including trash removal); water; and security SERVICES. Such SERVICES together with real property taxes, general business insurance and rent, pursuant to the Master Subleases, are defined as Occupancy Costs.

Section 1.05 NATURADE will and agrees to be bound by the same restrictions of use pursuant to the Master Sublease.

Section 1.06 NATURADE will not mortgage, hypothecate or otherwise encumber this Sublease or the Master Sublease, nor permit the use of the Premises or any part thereof by any other person or persons other than its guests or invitees.

Section 1.07 NATURADE shall not sublet the Premises, or any part thereof, without the prior written consent of OWS.

ARTICLE II - TERM AND TERMINATION

Section 2.00 This Sublease shall remain in full force and effect until automatically terminated upon termination of the Master Sublease, including any periods of renewal thereunder, or upon written notice of termination by either party to the other party.

ARTICLE III - RENT

Section 3.01 NATURADE will pay OWS a monthly rent of Ten Thousand Dollars ($10,000) as Rental for the Premises and inclusive of Occupancy Costs. NATURADE shall pay such rent via intercompany accounts on a monthly basis. Such accounts shall be reconciled and settled on a quarterly basis as and if necessary.

Section 3.02 It is agreed that the value of the non-exclusive license for NATURADE to use attendant tangible property of OWS shall be zero because of the de minimis nature of such property and for ease of administration.

ARTICLE IV - COVENANTS & GENERAL PROVISIONS

Section 4.01 Any floor plan or other plan, drawing or sketch attached to or made part of this Sublease, is used solely for the purpose of identifying the Premises.

Section 4.02 OWS shall not be liable for the failure to furnish any of the items or SERVICES required to be furnished pursuant to this Sublease if such failure is caused by or is a consequence of repairs, labor disturbances, or labor disputes of any character, nor shall OWS be liable under any circumstances for loss of or injury to property or persons, however occurring, through or in connection with or incidental to the furnishing of any of such items or SERVICES.

ARTICLE V - MISCELLANEOUS

Section 5.01 **Assignment:** NATURADE may not assign this Agreement in whole or in part, by operation of law or otherwise, without the prior written consent of OWS. Any unauthorized purported or attempted assignment shall be void and unenforceable.

Section 5.02 **Choice of Law/Arbitration:** This Agreement shall be deemed entered into and shall be construed and enforced in accordance with the laws of California, as applied to contracts made and to be performed entirely within that jurisdiction. Any claim or controversy between the parties hereto, arising out of or relating to this Agreement shall be settled by mandatory binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. There shall be only one arbitrator in any such proceeding and the arbitration shall be exclusively held in Orange County, California.

Section 5.03 **No Waiver:** The waiver by either party of a breach of any provision contained herein shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision.

Section 5.04 **Severability:** If any provision of this Agreement shall be held unenforceable, either by operation of law or otherwise, the remainder of the Agreement shall nevertheless remain in full force and effect, it being the intent and agreement of the parties that this Agreement will be deemed to have been amended by modifying such provision to the extent necessary to render it valid, legal and enforceable

while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

Section 5.05 **Amendment:** This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both authorized agents of the parties hereto.

Section 5.06 **Counterparts:** This Agreement may be executed in multiple copies, each of which will be deemed an original but all of which will constitute one and the same instrument.

Section 5.07 **Captions**: Titles or captions of articles and paragraphs contained in this Agreement are inserted only as a matter of convenience and for reference only, and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

Section 5.08 **Notices:** Any and all notices, elections, offers, acceptances, and demands permitted or required to be made under this Agreement shall be in writing, signed by the person giving such notice, election, offer, acceptance, or demand and shall be delivered personally to the party, at its address on file with the other party or at such other address as may be supplied in writing. The date of delivery shall be the date of such notice, election, offer, acceptance, or demand.

Section 5.09 **Force Majeure:** If the performance of any part of this Agreement by either party, or of any obligation under this Agreement, is prevented, restricted, interfered with, or delayed by reason of any cause beyond the reasonable control of the party liable to perform, such party shall be relieved of performance until such restriction is cured and the party is able to so perform once again.

Section 5.10 **Successors and Assigns:** This Agreement shall be binding on and shall inure to the benefit of the parties, affiliates, their respective successors, successors in title, and authorized assigns.

Section 5.11 **Confidential Information:** Confidential Information shall include, but is not limited to, that disclosed in writing or other tangible form, through discussions between each party's respective representatives, demonstrations, observations and other intangible methods. The receiving party shall hold in confidence all Confidential Information provided by the disclosing party. Neither party shall use or disclose any Confidential Information other than to perform the purpose herein. Each party shall take reasonable precautions to safeguard the Confidential Information.

IN WITNESS WHEREOF, the Parties have caused this Sublease and Occupancy Agreement to be effective as of the date above.

ONE WORLD SCIENCE, INC., a California corporation

By: ______________________

Gary Cannon

Its: Secretary/General Counsel

NATURADE, INC., a Delaware corporation

By: ______________________

Richard Munro

Its: C.E.O.